                                                                   EXHIBIT 2.5

                              AN ASTERISK [*] DENOTES CONFIDENTIAL INFORMATION

         ACQUISITION AGREEMENT (this "AGREEMENT"), dated as of December 23, 1998, among
[*******************************and********************************************
********************************and********************************************]
"Sellers").

         WHEREAS, [******] own approximately [**]% and approximately [**]%, [*******], of all of the outstanding shares of capital stock (the "TARGET Shares") of Banana Marketing Belgium N.V., a company incorporated under the laws of Belgium with its principal offices at [****************] (the "TARGET Company");

         WHEREAS, [*****] and [*******] have agreed to sell and Purchaser has agreed to buy all of the TARGET Shares; and

         WHEREAS, the respective Boards of Directors of Sellers have reviewed and approved this Agreement and deem it advisable and in the best interests of Sellers that Sellers sell the TARGET Shares to Purchaser pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and undertakings contained or referred to in this Agreement, and subject to the satisfaction or waiver of the conditions of this Agreement, Sellers and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms when used in this Agreement have the meanings set forth below:

         "AFFILIATE" means, as to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling" and "controlled") means the possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "ANNUAL FINANCIAL STATEMENTS" has the meaning set forth in Section 3.3.

         "BANANA BOX" means a 40 lb. box of bananas or its metric equivalent of
18.14 kilograms.

         "BANANA PURCHASE AGREEMENT" means the Banana Purchase Agreement in the form attached hereto as Exhibit A.

         "BELGIAN GAAP" means the Belgian Accounting Rules and Regulations, the accounting principles adopted by the TARGET Company and generally accepted accounting principles in Belgium as in effect from time to time, which are applicable to the circumstances as of the date of determination.

         "BUSINESS DAY" means any day other than a day on which banks are permitted or required by law to be closed in the City of New York or the Cayman Islands.

         "CLAIM NOTICE" has the meaning set forth in Section 7.3(a).

         "CLOSING" has the meaning set forth in Section 2.3.

         "CLOSING DATE" has the meaning set forth in Section 2.3.

         "COLLECTIVE RULES" has the meaning set forth in Section 3.13.

         "CONTEST" has the meaning set forth in Section 8.6.

         "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other agreement, whether written or oral.

         "DAMAGES" has the meaning set forth in Section 7.1.

         "DIRECT CLAIM" has the meaning set forth in Section 7.3(a).

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 3.13.

         "ENVIRONMENT" means the ambient air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, and other natural resources.

         "ENVIRONMENTAL CLAIM" means any written notice of violation, Legal Proceeding, Lien, demand or Order by any Governmental Body or any Person for personal injury, property damage or damage to natural resources or the Environment, or for fines, penalties, or restrictions resulting from or based upon: (i) the existence, or the continuation of the existence, of a Release of or exposure to, any Hazardous Material, (ii) the environmental aspects of the management, storage, treatment or disposal of Hazardous Materials, or (iii) the violation, or alleged violation, of any Environmental Law or Environmental Permit.

         "ENVIRONMENTAL LAW" means any Law, as in effect prior to and as of the Closing, relating to: (i) pollution of or damage to the Environment, (ii) protection, cleanup, preservation, and reclamation of the Environment, (ill) Release of Hazardous Materials, (iv) management, storage, treatment and disposal of or exposure to Hazardous Materials and (v) the health and safety of workers and other persons.

         "ENVIRONMENTAL PERMIT" means any Permit, approval, authorization, license variance, registration, or permission required under any applicable Environmental Law.

         "EU BANANA IMPORT LICENSE" means any import license issued pursuant to Title II of Commission Regulation No. 2362/98 of 28 October, 1998.

         "EXECUTIVE OFFICERS" means the Board of Directors of Sellers and the TARGET Company and Sellers' and the TARGET Company's most senior executive, operations, financial, and legal officers.

         "FACILITIES" means the buildings, plants, improvements, structures and fixtures, including heating, ventilation and air conditioning systems, roof; foundation and floors, located at any Real Property; PROVIDED, HOWEVER, as to the Leased Properties, Facilities shall include only such of the foregoing for which the TARGET Company has maintenance or replacement responsibility under the subject leasehold agreement.

         "FINANCIAL STATEMENTS" means the Annual Financial Statements and the Interim Financial Statement (as defined in Section 3.3(a)).

         "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof; whether supranational, federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

         "HAZARDOUS MATERIAL" means any substance, material or waste, or any constituent thereof, which is regulated by or forms the basis of liability under any Environmental Law in any jurisdiction in which the TARGET Company conducts business, or any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminants," "toxic waste" or "toxic substance" or any analogous terms under any such Environmental Law, including petroleum products, asbestos and polychlorinated biphenyls.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 7.3.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 7.3.

         "INTELLECTUAL PROPERTY" means all trade or service marks or names, including all trade or service mark registrations (and any applications therefor), copyrights, copyright registrations, copyright applications, maskworks and any applications therefor, designs and any applications therefor, technology knowhow, computer software programs or applications (in both code and source forms), Internet domains, customer lists, trade secrets and tangible or



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


intangible proprietary information or material, and patent rights, including issued patents, applications, divisions, continuations and continuations-in-part, reissues and patents of additions.

         "INTERIM FINANCIAL STATEMENT" has the meaning set forth in Section 3.3.

         "JUDGMENT" means any and all judgments, orders, directives, rulings, decisions, writs, injunctions (temporary, preliminary or permanent) decrees or awards of any Governmental Body and any arbitration award.

         "KNOWLEDGE OF" or "KNOWN TO" means, with respect to matters relating to either Sellers or the TARGET Company, the knowledge of or known to the Executive Officers of Sellers and/or the TARGET Company exercising reasonable care in the exercise of their duties.

         "LAW" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule or regulation.

         "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, proceeding, claim or governmental proceeding.

         "LICENSE REGULATION" means Commission Regulation (EC) No. 2362/98 dated October 28, 1998.

         "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim. charge, easement or other real estate declaration, covenant, condition, restriction, servitude or encumbrance whatsoever.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, prospects (for the calendar year 1999), assets, results of operations, or financial condition of the TARGET Company.

         "MATERIAL CONTRACT" means, with respect to the TARGET Company, except as otherwise provided:

         (i) any Contract which, in any case, involves future payments (including reasonably anticipated potential payments) thereunder of [******]or more in the aggregate (or its equivalent in any currency); and

         (ii) any Contract which:

         (A) is with any labor union or association representing employees;

         (B) limits or affects the freedom of the TARGET Company to engage in any line of business in any geographic area;



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


         (C) relates to the borrowing of money exceeding [*******]or the guaranteeing of any such borrowing;

         (D) is a material partnership, joint venture, shareholders' or other similar contract with any Person;

         (E) other than this Agreement (A) limits or contains restrictions on the ability of the TARGET Company to: (1) declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire the capital stock of the TARGET Company, (2) incur indebtedness, (3) incur or suffer to exist any lien, (4) purchase or sell any assets and properties, to change the lines of business in which it participates or engages, or (5) engage in any merger or other business combination or (B) requires the TARGET Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

         (F) is with any of the stockholders of Sellers or any Subsidiary or Affiliate thereof;

         (G) is to acquire or dispose of all or part of the equity securities of any business and any buy/sell or other Contract relating to the purchase or sale of capital stock of the TARGET Company or its Subsidiaries;

         (H) is a material license (whether as licensor or licensee) or similar agreement permitting the use of any Intellectual Property rights;

         (I) is for the importation, transportation, customs clearance, warehouse and distribution of fresh fruit or vegetables; or

         (J) is a broker or finder's agreement.

         "ORGANIZATIONAL DOCUMENTS" means all documents relating to the formation, establishment and capital stock of a Person.

         "PARENT" means, with respect to any Person, such Person's corporate stockholder and any corporation that directly or indirectly controls such corporate stockholder.

         "PERMIT" means an approval, authorization, consent, franchise, license, registration, waiver, variance, permit or certificate by or from any Governmental Body.

         "PERMITTED EXCEPTIONS" means (i) any Lien for current taxes not yet due or payable or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Financial Statements if required by Belgian GAAP, (ii) any statutory mechanics', carriers', workmen's, repairmen's, materialmen's, warehousemen's, and any other similar Liens imposed by Law arising or incurred in the ordinary course of business, (iii) such other Liens and defects in title which, together with all other Permitted Exceptions, would not in the aggregate have a Material

Adverse Effect on the TARGET Company, (iv) easements, rights of way and any other encumbrances on any material real property that do not materially and adversely affect the use of such property for its present purposes, (v) pledges or deposits to secure public or statutory obligations or other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances, or the deferred purchase price of property, (vi) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Financial Statements if required by Belgian GAAP, (vii) Liens expressly disclosed or expressly reflected in the Financial Statements,
(viii) the interests of lessors in any property leased by the TARGET Company and
(ix) Liens reflected on SCHEDULE 1.1.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity or any government or any agency or political subdivision thereof.

         "PURCHASE PRICE" has the meaning set forth in Section 2.2(a).

         "REAL PROPERTY" has the meaning set forth in Section 3.6(b).

         "REFERENCE QUANTITY" and "PROVISIONAL REFERENCE QUANTITY" have the meanings set forth in the License Regulation.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, application, disposal, discharge, dispersal, leaching, or migration into the Environment, including the movement of any Hazardous Material through or in the Environment.

         "SUBSIDIARY" or "SUBSIDIARIES" of a specified Person means a corporation, partnership, joint venture or other legal entity controlled by such Person directly or indirectly through one or more intermediaries. The term "controlled by" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

         "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, vehicles, vessels, furniture, supplies, tools or other tangible personal property.

         "TARGET COMPANY" has the meaning set forth in the recitals.

         "TARGET SHARES" has the meaning set forth in the recitals. They are described in Schedule 3.1(d).

         "TAX" or "TAXES" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, social



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


security, goods and services, value-added or minimum tax, or any other tax, custom. duty, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

         "TAX CLAIM" has the meaning set forth in Section 8.4.

         "TAX INDEMNITEE" has the meaning set forth in Section 8.1.

         "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim or refund, amended return and declaration of estimated Tax.

                                   ARTICLE II
                     PURCHASE AND SALE OF THE TARGET SHARES

         2.1 PURCHASE AND SALE OF THE TARGET SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Sellers shall sell to Purchaser, and Purchaser shall purchase from Sellers, the TARGET Shares, free and clear of all Liens.

         2.2 CONSIDERATION FOR THE TARGET SHARES.

         (a) The aggregate consideration to be paid for the TARGET Shares shall be US$58,703,920
[**************************************************************] (such consideration, as modified pursuant to the terms of this Section 2.2, the "Purchase Price").

         (b) The Purchase Price shall be paid in the manner and at the times set forth in Section 2.3 below; provided, however, that to the extent any indebtedness of the TARGET Company (including, without limitation, accounts payable to
[**********************************************************************]or any
indebtedness secured by the assets or the capital stock of the TARGET Company is outstanding on the Closing Date (as defined in 2.3), Purchaser, in its sole discretion, may elect to pay directly to any party to whom such indebtedness is owed (a "Lender") such portion of the Purchase Price as is required to satisfy such indebtedness and may take, or cause the TARGET Company to take, any actions necessary to obtain delivery of any pledged TARGET Shares and a general release by the Lender (in a form acceptable to Purchaser) in favor of the TARGET Company. Such indebtedness shall include, but not be limited to:

                  (i) [*********] (or whatever amount is necessary to obtain the general release referred to above and the release of the corresponding pledged TARGET Company Shares) [*******************] pursuant to that Certain Loan and Share Pledge

Agreement,*********************************************************************;

                  (ii) [*********] (or whatever amount is necessary to obtain the general release referred to above and the release of the corresponding pledged TARGET Company Shares) owed to [*****************] pursuant to that Certain Loan Agreement,
[**************************************] TARGET Company, as Borrower, and
Banacol and related
[******************************************************************************]

                  (iii) [***********](or whatever amount is necessary to obtain the general release referred to above) owed to [******************] pursuant to that certain
[******************************************************************************]
and the TARGET Company; and

                  (iv) [**********] payable to [***********] pursuant to that certain Settlement Agreement,
[*****************************************************************************]
and the TARGET Company.

In the event that Sellers arrange to satisfy any of the indebtedness described in clauses (i)-(iv) above for an amount (the "Settlement Amount") less than that specified in such clauses and Purchaser elects to pay a portion of the Purchase Price directly to the party to which such indebtedness is owed, Purchaser shall pay the Settlement Amount to such party and the savings obtained through such arrangements shall be for the account and benefit of Sellers.

         (c) Sellers agree that the following amounts shall be deducted from the Purchase Price and held by Purchaser until such time as Sellers satisfy the conditions described below in this paragraph:

             (i) [**************************]. The amount of [************] to be held by Purchaser until such time as Sellers deliver to Purchaser an executed general release, in a form acceptable to Purchaser, from [***********************] in favor of the TARGET Company, its Parents, Subsidiaries, and Affiliates and each of their respective officers, directors, employees, agents and representatives, which shall include a release of any and all claims that [******************] is entitled to utilize, claim, or receive an assignment of any
[******************************************************************] to the
TARGET Company for the 1999 calendar year.
[****************************************************************************].




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                  (ii) [**************************]. The amount of [*********]
to be held by Purchaser until such time (whichever occurs first) as (I) Sellers deliver to Purchaser an executed general release, in a form acceptable to Purchaser, from [******] in favor of the TARGET Company, its Parents, Subsidiaries, and Affiliates, and each of their respective officers, directors, employees, agents and representatives of any any and all claims arising out of or related to any claims for reimbursement or indemnification, duties, taxes, or [**************************************************************************]
[******************************************************************************
********].

                  (iii) ACCOUNTS PAYABLE. [************************], to be held by Purchaser until such time as Sellers deliver to Purchaser executed general releases, in a form acceptable to Purchaser, from [***************************************************] [****]TARGET Company, its
Parents, Subsidiaries, and Affiliates and a written acknowledgment of payment in full from [**********************]. At Sellers' request, Purchaser shall pay the applicable amounts directly to the above-named parties against receipt of such general releases.

         (d) All amounts (or the appropriate portions thereof) as to which Purchaser makes the election provided for in Section 2.2(b) above or which are held back by Purchaser pursuant to Section 2.2(c) above,[*************************************************************] pursuant to Section 2.2(c)(ii) above, shall be paid by Purchaser to the relevant Lender or other party at or as promptly as practicable after Closing or Sellers' request, as applicable, and any excess shall be promptly remitted to Sellers. Any shortfall in the amounts held back pursuant to Section 2.2(c) may be offset against any amounts due to Sellers or one of the Parents, Subsidiaries, or Affiliates under the
[***********************************************************] (as defined in
Section 7.3(e) below).

         2.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on such date and at such place as Purchaser and Sellers agree as promptly as practicable following satisfaction or waiver of the conditions set forth in Article VI, and in any event not later than January 8, 1999. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE." At the Closing: (a) Sellers shall deliver to
Purchaser: (i) stock transfer powers in a form acceptable to Purchaser duly executed on behalf of Sellers enabling Purchaser to register the transfer of the TARGET Shares in the register of the TARGET Company and sufficient to convey to Purchaser good title to the TARGET Shares and shall take or cause to be taken, at its expense, any and all other actions necessary to effect the transfer of



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the TARGET Shares, and (ii) a duly executed [************************] in the form attached hereto, and (b) Purchaser shall deliver to Sellers the Purchase Price as reduced in accordance with Section 2.2 above by wire transfer of immediately available funds. Regardless of when the Closing occurs,[*********************************************************************].

         2.4      POST CLOSING PURCHASE PRICE ADJUSTMENTS.

         (a)      In the event the TARGET Company is
[******************************************************************************]
consideration otherwise payable pursuant to Section 2.2 above shall be [******************************************************************************]
In the event the TARGET Company obtains a 1999 Award that enables it to request [******************************************************************************]
therewith, the consideration otherwise payable pursuant to Section 2.2 [******************************************************************************]
Purchase Price may be offset against, and deducted from, any amount due to Sellers or one of their Parents, Subsidiaries, or Affiliates under the Banana Purchase Agreement in accordance with the Offset Rules (as defined in Section 7.3(e) below).

         (b) As soon as practicable but in no event more than 30 days after the Closing, Seller will cause to be prepared a balance sheet and statement of income for the TARGET Company as of December 31, 1998 and for the period beginning January 1, 1998 and ending on December 31, 1998 (the "Preliminary Closing Date Financial Statements") and deliver such Financial Statements to Purchaser. The Preliminary Closing Date Financial Statements shall be prepared in accordance with [***********] applied on a basis consistent with those used in the preparation of the Annual Financial Statements.

         (c) Purchaser shall, at its expense, cause [***********] ("Purchaser's Accountants") to review the Preliminary Closing Date Financial Statements and to deliver to Purchaser and Sellers, as soon as practicable, but in no event more



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than 30 days following Purchaser's receipt of the Preliminary Closing Date
Financial Statements, Purchaser's Accountants' draft review report thereon (together with the Preliminary Closing Date Financial Statements).

         (d) As soon as practicable but in no event more than 30 days after receipt of the Preliminary Closing Date Financial Statements and the draft report of Purchaser's Accountants, Sellers shall notify Purchaser whether they accept or dispute the accuracy of the Preliminary Closing Date Financial Statements and/or the terms of Purchaser's Accountants' draft report. If Sellers have not given any such notice to Purchaser within the time period set forth in the preceding sentence, Sellers shall be deemed to have accepted the accuracy of the Preliminary Closing Date Financial Statements and the terms of Purchaser's Accountants' draft report. If Sellers accept the Preliminary Closing Date Financial Statements and the terms of such draft report, Purchaser's Accountants shall be requested to issue their final review letter thereon and the Preliminary Closing Date Financial Statements shall be deemed to be the final financial statements of the TARGET Company as of and for the period ended on the Closing Date for purposes of this Article 2 (the "Closing Date Financial Statements"). If Sellers dispute the accuracy of any of such items, they shall in the notice of such dispute set forth in reasonable detail those items that they believe are not fairly presented or calculated and the reasons for their opinion. The parties shall then meet and in good faith use their best efforts to try to resolve their disagreements over the disputed items. If the parties resolve their disagreements in accordance with the foregoing sentence, the Preliminary Closing Date Financial Statements with those modifications, if any, to which the parties shall have agreed shall be deemed to be the Closing Date Financial Statements and Purchaser's Accountants shall be requested to issue their final report thereon in accordance with the parties' agreement. If the parties have not resolved their disagreements over the disputed items within 30 days after Seller's notice of dispute, the parties shall forthwith jointly submit those disputed items to an accountant (the "Accounting Referee") mutually acceptable to the parties who is a partner of the Brussels office of one of the "big five" international accounting firms which does not regularly do business with any of the parties (and in the event the parties cannot agree on the identity of such partner, the Accounting Referee [******************************************************************************]
shall make a binding determination of those disputed items in accordance with this Agreement. The Preliminary Closing Date Financial Statements, with those modifications determined by the Accounting Referee to be appropriate, shall be deemed to be the Closing Date Financial Statements. The determination of the Accounting Referee shall not, in the absence of manifest error, be subject to contest. The fees and expenses of Purchaser's Accountants shall be paid by Purchaser, the fees and expenses of Sellers' Accountants shall be paid by the Sellers, and the fees and expenses of the Accounting Referee shall be equally shared by Sellers on the one hand and the Purchaser on the other hand.

         (e) Within 3 days after the final determination of the Closing Date Financial Statements in accordance with Section 2.4(d), if as of the Closing Date the Closing Date Financial Statements indicate any recorded or unrecorded liabilities, Sellers shall pay to Purchaser by wire transfer in immediately available U.S. dollar funds an amount equal to the total amount of such liability, or, at Purchaser's option, Purchaser may offset such amount against, and deduct it from, any amount due to Sellers or one of their [******************************************************************************]

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Sellers, jointly and severally, represent and warrant to Purchaser that:

         3.1      ORGANIZATION, AUTHORITY, AND ENFORCEABILITY.

         (a) Each of Sellers and the TARGET Company is a company duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation. Each of Sellers have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of each of Sellers, and no other corporate approval on the part of any of the Sellers or the TARGET Company is necessary to authorize the execution or delivery of this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Sellers and, assuming due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of each of Sellers, enforceable against each of Sellers in accordance with its terms.

         (b) The TARGET Company has full corporate power and authority to own or lease and operate its properties and to conduct its business as currently conducted and is duly licensed or qualified and in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of its business requires it to be so licensed or qualified.

         (c) True and complete copies of the Organizational Documents of each of Sellers and the TARGET Company have been made available to Purchaser or its representatives. The minute books of each of Sellers and the TARGET Company have been made available to Purchaser or its representatives and such minute books contain complete and accurate records of all material meetings and accurately reflect all material corporate actions of the shareholders and the Board of Directors (including committees thereof) of the TARGET Company.

         (d) SCHEDULE 3.1(d) lists all the authorized, issued and outstanding shares of the capital stock of the TARGET Company (I.E., the TARGET Shares) and the names of the holders of record of such shares. All of such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

         3.2      TITLE TO SHARES.

         (a) The TARGET Shares delivered to Purchaser will constitute one-hundred percent (100%) of the issued and outstanding share capital of the TARGET Company on the Closing Date. Except as set forth in SCHEDULE 3.2(A), all such TARGET Shares are owned of record by Sellers and are free and clear of any Lien. Sellers will transfer and deliver, or caused to be delivered to Purchaser at the Closing valid title to the TARGET Shares free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock); provided, however, that Purchaser shall provide its reasonable cooperation to Sellers in establishing and implementing a workable payment vs. delivery mechanism to secure the release of any pledged TARGET Shares on or before the Closing Date.

         (b) There are not authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating Sellers or the TARGET Company to issue, deliver, sell or acquire or cause to be issued, delivered, sold or acquired, any shares of the capital stock of the TARGET Company, or any securities convertible into or exchangeable for shares of capital stock of the TARGET Company, or obligating Sellers or the TARGET Company to grant, extend or enter into any such agreement or commitment.

         3.3 FINANCIAL STATEMENTS.

         (a) Attached as EXHIBIT 3.3(a)(i) are audited Annual Financial Statements (and the appendix thereto) for the TARGET Company as of and for the years ended December 31, 1996 and 1997 (such financial statements and the notes thereto, the "ANNUAL FINANCIAL STATEMENTS"). Attached as EXHIBIT 3.3(a)(ii) is the unaudited Interim Financial Statement (and the appendix thereto) for the TARGET Company as of and for the ten-month period ended October 31, 1998, which have been reviewed by [***********] (such financials statements and the appendix thereto, the "INTERIM FINANCIAL STATEMENT"). The Annual Financial Statements and the Interim Financial Statement (i) have been prepared in accordance with [**********], consistently applied from period to period (except as disclosed therein), (ii) fairly present, in all material respects, the financial position of the TARGET Company as of the date indicated therein and the results of operations for the periods then ended and (iii) are consistent in all material respects with the books and records of the TARGET Company. The Interim Financial Statement has been prepared on the same basis as the Annual Financial Statements and contains all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for such period and financial condition as of such date.

         (b) Except as set forth on SCHEDULE 3.3(b), since October 31, 1998, TARGET Company has not:

                  (i) suffered any event or condition or incurred any liability which had or may have a Material Adverse Effect on the TARGET Company;

                  (ii) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the TARGET Company, or repurchased, redeemed or otherwise acquired any outstanding shares of capital stock or other securities of the TARGET Company;

                  (iii) incurred (whether by borrowing, guaranteeing or contracting to borrow or guarantee) any indebtedness or varied the material terms of any existing debt instruments;

                  (iv) sold or otherwise disposed of any material assets or properties;

                  (v) mortgaged, pledged or created any Lien on any material assets;

                  (vi) entered into any capital or operating lease;

                  (vii) entered into any interest rate, currency or other swap, hedging or derivative transaction; or

                  (viii) agreed or committed to do the foregoing.

         3.4 NO CONSENT, BREACH OR DEFAULT. Except (a) as set forth on SCHEDULE 3.4, or (b) as required under any applicable antitrust laws or merger regulations, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the Organizational Documents of Sellers or the TARGET Company, (ii) require a consent or other action by any Person or violate, conflict with or result in the breach or termination of; or otherwise give any other Person the right to accelerate, cancel, terminate or receive any payment, or constitute a default, event of default or an event which with notice, lapse of time, or both, would constitute a default or event of default, under the terms of any Permit or Contract (including, without limitation, any employment agreement or employee benefit plan) to which Sellers or the TARGET Company is a party or by which their respective assets are bound,
(iii) result in the creation of any Liens, other than Permitted Exceptions, upon any of their respective assets or (iv) constitute a violation by the Sellers or the TARGET Company of any Law or Judgment.

         3.5 NO LIABILITIES. Except as set forth in the Annual Financial Statements for the period ended December 31, 1997 or in the Interim Financial Statement or as described in Section 2.2(c) above, (a) there are no liabilities of the TARGET Company of a kind or type that pursuant to Belgian GAAP would be required to be disclosed in the Annual Financial Statements for the period ended December 31, 1997 or the notes thereto and (b) there are no other liabilities of the TARGET Company with a risk of loss, individually or in the aggregate, [*******************] whether accrued or contingent and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability. At Closing, any liabilities that remain or have been reserved for but not paid shall be eliminated by Sellers or provided for by an adjustment to the Purchase Price.

         3.6      REAL AND PERSONAL PROPERTY.

         (a)      The TARGET Company does not own any real property,

         (b) SCHEDULE 3.6(b) lists all real property and Facilities thereon leased by the TARGET Company involving annual lease payments in excess of [********] (the "REAL PROPERTY") together with a brief description of such real property and any Facilities located thereon. Except as noted on SCHEDULE 3.6(b),
(i) the TARGET Company is in possession and has the quiet enjoyment of the space and/or estate under each lease pursuant to which it is a tenant on each Real Property and there is no material default by any such entity under any such lease; and (ii) (A) neither Sellers nor the TARGET Company have received any notice that such Real Property is subject to any pending condemnation or similar "taking" proceeding by any Governmental Body with respect to such Real Property and (B) neither Sellers nor the TARGET Company have received any notice, with respect to any Facilities located thereon, of any violation of any applicable zoning law or regulation (without being a legal nonconforming use or pursuant to zoning variances).

         (c) SCHEDULE 3.6(c) lists all items of Tangible Personal Property (i) with a gross book value in excess of [********] that are owned by the TARGET Company and (ii) each item of leased Tangible Personal Property involving annual lease payments in excess of [********] that is leased by the TARGET Company. With respect to such Tangible Personal Property, the TARGET Company owns and has good and valid title to, or has a valid leasehold interest in, such Tangible Personal Property (except for personal property disposed of in the ordinary course of business).

         3.7 INTELLECTUAL PROPERTY.

         (a) No Intellectual Property owned in whole or in part or used by the TARGET Company is being acquired by Purchaser and to the extent that there are any Intellectual Property rights that are owned by and/or in the name of the TARGET Company, Sellers agree to cause such Intellectual Property rights to be transferred by the TARGET Company prior to the Closing Date. Any and all costs, expenses, taxes, and attorneys fees incurred by Sellers or the TARGET Company in connection with such transfer shall be the sole responsibility of Sellers.

         3.8 MATERIAL CONTRACTS. SCHEDULE 3.8 lists all the Material Contracts of the TARGET Company. Except as noted on SCHEDULE 3.8, each such Material Contract is valid and binding on the TARGET Company, and to Sellers and the TARGET Company's Knowledge, no party to any such Material Contract is in default in any material respect thereunder or has given written notice of its intention to terminate any such Material Contract.

         3.9 LEGAL COMPLIANCE.

         (a) Except as noted on SCHEDULE 3.9(a), (i) the TARGET Company is in compliance, in all material respects, with all Laws and Judgments promulgated or rendered by any Governmental Body (in each case other than as they relate to Environmental Laws, the subject of which is addressed in Section 3.12) applicable to it or to the operation of its business or the ownership or use of its properties and (ii) neither Sellers nor the TARGET Company have received from (or have Knowledge of the issuance by) any Governmental Body of any notice of material violation or alleged violation of any such Law or Judgment.

         (b) Except as noted on SCHEDULE 3.9(b), (i) the TARGET Company owns or possesses all Permits (other than Environmental Permits, the subject of which is addressed in Section 3.12) required by the nature of the operations of the TARGET Company to permit the operation thereof in the manner in which they are currently conducted, except where the failure to obtain such Permit will not have a Material Adverse Effect, (ii) each such Permit has been validly issued in compliance with all applicable Laws, rules or regulations, and the TARGET Company has complied with all material conditions required for the issuance of each Permit applicable to it, (iii) no default or violation, or event that, with the lapse of time or giving of notice or both, would become a default or violation, has occurred in the due observance of the terms of any such Permit, except where the default or violation will not result in a Material Adverse Effect, (iv) each such Permit is in full force and effect and (V) neither Sellers nor the TARGET Company have received any notice from any Government Body to the effect that there is lacking any such Permit required in connection with the current operation of its business.

         3.10 LITIGATION.

         (a) Except as described in Section 2.2(c) above, there is no (whether or not covered by insurance) (i) Judgment which has not been discharged, (ii) Legal Proceeding pending or, to Sellers or the TARGET Company's Knowledge, threatened, or (iii) written claim against the TARGET Company.

         (b) No Legal Proceeding is pending or, to Sellers' and the TARGET Company's Knowledge, threatened against Sellers or the TARGET Company before any Governmental Body to restrain or prohibit, or to obtain damages, a discovery order or other relief in connection with the transactions contemplated by this Agreement.

         (c) In connection with the [***************] matter described in
Section 2.2(c)(i), [******] has no valid legal claim against the TARGET Company.

         3.11 TAXES AND TAX RETURNS.

         (a) The TARGET Company has timely filed (taking into account all available extensions) all Tax Returns concerning Taxes (or such Tax Returns have been filed on behalf of the TARGET Company) required to be filed by applicable Law and has paid all amounts due in respect of Taxes (whether or not actually shown on such Tax Returns); and all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable federal, state, local or foreign tax Laws.

         (b) As of the date hereof, neither Sellers nor the TARGET Company have executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax Returns and the period during which any assessment against the TARGET Company may be made by any Governmental Body has expired without waiver or extension of any such period.

         (c) No written notice has ever been given by any Governmental Body in a jurisdiction where the TARGET Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (d) As of the date hereof, there are no Liens with respect to any Taxes upon any of the assets or properties of the TARGET Company.

         (e) The TARGET Company has paid in full all Taxes for the periods covered by such Tax Returns, as well as all other Taxes, penalties, interest, fines, deficiencies, assessments and governmental charges that have become due or payable (including, without limitation, all Taxes that the TARGET Company is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties); and as of the date hereof; there has been no written notice of any proposed liability for any material Tax to be imposed upon the TARGET Company for the year ended December 31, 1998 or for any prior year.

         (f) No agreements relating to the allocation or sharing of Taxes exist to which the TARGET Company is a party.

         (g) There have been no Tax Returns filed by the TARGET Company pursuant to the Laws of any Governmental Body that have been investigated or audited by the appropriate Governmental Body during the preceding three years, there have been no adjustments resulting from each such examination or audit and no such investigation, examination or audit is in progress. In addition, there are no deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined or audited. Except for Taxes payable with Tax Returns not yet due and filed, there are no grounds for any further tax liability with respect to the years that have not been examined or audited.

         (h) On or after January 1, 1993, the TARGET Company has not executed any formal settlement agreement with a Governmental Body regarding its liability in respect of Taxes.

         (i) The TARGET Company has not agreed to nor is it required to make any adjustments on any Tax Returns pursuant to a provision of Law by reason of a change in accounting method initiated by it or any other relevant party; and neither Sellers nor the TARGET Company have any knowledge that any Governmental Body has proposed any such adjustment or change in accounting method. Further, neither Sellers nor the TARGET Company have any application pending with any Governmental Body requesting permission for any changes in accounting methods that relate to the business or assets of the TARGET Company.

         3.12 ENVIRONMENTAL MATTERS.

         (a) The TARGET Company has operated in compliance with all applicable Environmental Laws, the violation of which would have a Material Adverse Effect on the TARGET Company.

         (b) The TARGET Company has obtained and currently maintains all Environmental Permits necessary for the operation of its business, and (i) each such Environmental Permit has been validly issued in compliance with all applicable Environmental Laws, and the TARGET Company has complied with all material conditions required for the issuance of each Environmental Permit applicable to it, (ii) no default or violation, or event that, with the lapse of time or giving of notice or both, would become a default or violation, has occurred in the due observance of the terms of any such Environmental Permit,
(iii) each such Environmental Permit is in full force and effect, and (iv) neither Sellers nor the TARGET Company have received any notice from any Government Body or Person to the effect that there is lacking any such Environmental Permit required in connection with the current operation of the TARGET Company's business.

         (c) The TARGET Company has not been subject to any Environmental Claims, and, to the knowledge of Sellers and the TARGET Company, no Environmental Claim has been threatened.

         (d) No Release that has required or is reasonably anticipated to require reporting to a Governmental Body, investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, or abatement pursuant to applicable Environmental Law has occurred at any time at, in, on, under, affecting or migrating to or from the Real Property.

         (e) No Hazardous Material has been disposed of by the TARGET Company on or under any Real Property.

         (f) None of the Real Properties is on any list of sites subject to investigation or cleanup issued by a Governmental Body pursuant to applicable Environmental Law.

         (g) To the TARGET Company's Knowledge, no asbestos-containing material, polychlorinated biphenyls, or underground storage tanks are present on or under any Real Property.

         (h) Sellers and the TARGET Company have provided to Purchaser all investigations, studies, audits, tests, sampling and monitoring data, asbestos and other building surveys, analyses and reviews in their possession relating to the Environment associated with the Real Property, including without limitation, indoor and outdoor air quality, groundwater conditions, surface water liability incurred under, or for a violation or failure to satisfy the requirements of; any such Law, agreement or instrument.

         3.13 EMPLOYMENT MATTERS.

         (a) SCHEDULE 3.13 sets forth, with respect to the TARGET Company, all of the collective rules applicable to its employees (the "COLLECTIVE RULES"), including without limitation: (i) the applicable collective bargaining agreements and company agreements, other than those applicable to a sector of the industry generally; (ii) any exceptional agreements concluded with employee representatives; (iii) the remuneration system, including premiums, bonuses, commissions, advantages in kind; (iv) profit-sharing, incentive and company savings schemes; (v) any retirement or health insurance plan pursuant to which employees are entitled to receive advantages in addition to those provided for by law or the applicable collective bargaining agreements; and (vi) any regional, local or individual company or establishment practices which provide for advantages which exceed those provided for by law or the applicable collective bargaining agreements.

         (b) SCHEDULE 3.13 sets forth all consulting, employment, severance, termination or compensation Contracts of the TARGET Company (the "EMPLOYMENT AGREEMENTS") and indicates, with respect to each such Person, its status, age, seniority and compensation. None of the Employment Agreements provides for payments in connection with any change in control of the TARGET Company and no amount will become due to any employee, consultant or director of the TARGET Company under the Collective Rules or any Employment Agreement solely as a result of the transactions contemplated by this Agreement.

         (c) The TARGET Company is now and has in the past been in compliance with all provisions of applicable labor and social security laws, the Collective Rules and the Employment Agreements and all payments due thereunder have been made when due and all amounts properly accrued as liabilities which have not been paid have been properly recorded on the books of the TARGET Company.

         (d) Since January 1, 1993, there have not occurred any strikes, slow downs, work stoppages or other similar labor actions by any group of employees of the TARGET Company. No Proceeding arising out of any labor grievance under any Law, the Collective Rules or any Employment Contract is pending or, to the best knowledge of the Seller, threatened.

         (e) The TARGET Company has not made any commitment to any public agency, labor organization, employees' representatives or any other party, relating to the number of its employees or to future collective dismissals.

         3.14 AFFILIATE TRANSACTIONS.

         (a) Except as shown on SCHEDULE 3.14(a), (i) there are no existing agreements, arrangements, understanding or indebtedness between the TARGET Company, on the one hand, and Sellers or any officer, director, stockholder, Subsidiary or Affiliate of Sellers, on the other hand, (ii) no such officer, director, stockholder, Subsidiary, or Affiliate of Sellers provides or causes to be provided any assets, services or facilities to the TARGET Company which are individually or in the aggregate material to the business or condition of the TARGET Company, (iii) neither Sellers nor the TARGET Company provide or cause to be provided any assets, services or facilities to any officer, director, stockholder, Subsidiary or Affiliate of Sellers which are individually or in the aggregate material to the business or condition of the TARGET Company and (iv) the TARGET Company does not own any capital stock, indebtedness or other securities issued by any such officer, director, stockholder, Subsidiary or Affiliate of Sellers.

         (b) At the Closing, there will not be any agreements, arrangements, understanding or indebtedness between the TARGET Company, on the one hand, and Sellers or any officer, director, stockholder, Subsidiary or Affiliate of Sellers on the other hand.

         3.15 BROKERS. Neither Sellers nor the TARGET Company nor anyone acting on their behalf has employed or retained any investment bank, broker or finder or incurred any liability for any brokerage fees, commissions or finders fees or other similar compensation in connection with the transactions contemplated by this Agreement.

         3.16 BANK ACCOUNTS. Schedule 3.16 lists truly and completely in all material respects all the bank accounts the TARGET Company maintains and the authorized signatories for each such account.

         3.17 FOREIGN CORRUPT PRACTICES. None of the TARGET Company, or any director, officer, agent, employee, Affiliate or other Persons associated with or acting on behalf of the TARGET Company, has at any time (a) made any unlawful contribution to a candidate for foreign office, or failed to disclose fully any contribution in violation of law, (b) made any direct or indirect payment to any foreign or domestic, federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction therein (c) used any corporate funds of the TARGET Company for any unlawful contribution, gift, entertainment or other unlawful payment on behalf of the TARGET Company to any foreign or domestic government official or employee or (d) directed or participated in any act in violation of, or any act that would be in violation of, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended.

         3.18 TITLE TO EU BANANA IMPORT LICENSES. Sellers have provided to Purchaser a copy of all documents submitted to the competent authority to register as "traditional operator" within the meaning of the License Regulation. All information contained in such documents is true and correct. [******************************************************************************
*******************************************************************************
*******************************************************************************]
In addition, neither Sellers nor the TARGET Company are aware or have received notice of any action by Sellers, TARGET Company, or any other party, that would render the Reference Quantity or any or all of the licenses to be issued pursuant thereto invalid or in violation of Council Regulation (EEC) No. 404/93, the License Regulation, or any other applicable Regulations, Rules, or Orders issued by the European Community or any of its Commissions, Committees, Councils or other governmental bodies, including but not limited to the failure of Seller or TARGET Company to pay any applicable tariffs.

         3.19 ACCOUNTS RECEIVABLE. All accounts receivable of the TARGET Company and other rights of payment, including without limitation, unbilled amounts and credits extended to third parties, shown on the Interim Financial Statement or recorded on its books by the TARGET Company before the Closing Date, shall be retained and collected by the Sellers.

         3.20 SUBSIDIES. There are no governmental, quasi-governmental, and other public and private grants that provide any reimbursement, refund, abatement, Tax reduction public or other benefit to the TARGET Company and for which there are obligations that remain outstanding, whether in terms of use of funds, continued operation, employment or otherwise.

         3.21 DISCLOSURE. The representations and warranties of Sellers contained in this Agreement, the Schedules hereto and in any certificate or document delivered at Closing to Purchaser do not contain any untrue statement of a material fact and do not omit or state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they made, not misleading. Purchaser acknowledges that neither of Sellers nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the TARGET Company except as expressly set forth in this Agreement or the schedules hereto, and except as otherwise expressly provided herein neither of Sellers nor any other person will have or be subject to any liability or indemnification obligation to Purchaser or any other person resulting from the transactions contemplated by this Agreement.

         3.22 BANKRUPTCY. None of the TARGET Company Shares or the TARGET Company's assets or liabilities are the subject of any bankruptcy or any similar proceeding in Colombia or any other country, nor are they subject to that certain ACUERDO CONCORDATORIO, dated July 31, 1995, among C.I. Banacol S.A. and certain creditors (the "Acuerdo Concordatorio") or any similar agreement between either of Sellers or any of their respective Parents, Subsidiaries, or Affiliates. Neither the execution and delivery of this agreement by Sellers nor the performance of the transactions contemplated by this Agreement will violate any applicable Colombian bankruptcy law, any order of any Colombian bankruptcy court, or the terms of the Acuerdo Concordatorio or any similar agreement with the creditors of either of Sellers or any of their respective Parents, Subsidiaries, or Affiliates.


                                   ARTICLE LV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers that:

         4.1 ORGANIZATION AND EXISTENCE. Purchaser is a company duly incorporated, and validly existing under the laws of the Netherlands Antilles, and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease.

         4.2 CAPACITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding agreement of Purchaser and is enforceable against Purchaser in accordance with its terms and all requisite corporate proceedings for the execution and delivery of this Agreement and consummation of the transactions contemplated thereby have occurred.

         4.3 NO CONFLICTS; CONSENTS. To the best of Purchaser's Knowledge, the execution, delivery and performance of this Agreement and the documents, instruments and the transactions contemplated by this Agreement do not and will not contravene, constitute a default under, or require the approval or consent of its shareholders or any other party under (i) the Articles of Association of Purchaser, (ii) the terms of any judgment, order, decree or injunction applicable to Purchaser or its properties or assets or (iii) any agreement to which Purchaser is a party or by which Purchaser is bound. Execution, delivery and performance by Purchaser of this Agreement will not require any action by or in respect of; or consent or approval of; or filing with, any governmental body, agency or official, except as required under applicable antitrust laws or merger regulations.

         4.4 FINANCING. Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price in full at the Closing.

         4.5 LITIGATION. There is no action, suit, investigation or proceeding pending against Purchaser before any court, arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay this Agreement or the transactions contemplated by this Agreement.

         4.6 BROKERS. Purchaser has dealt with no investment bank, broker, finder or similar person in connection with this Agreement or the transactions contemplated by this Agreement.


                                    ARTICLE V
                        COVENANTS OF SELLER AND PURCHASER

         5.1 ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement to the Closing Date, except as specifically contemplated by this Agreement or as otherwise consented to in writing by Purchaser, Sellers will cause the TARGET Company to:

         (a) carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with clients, suppliers, customers, distributors and others having business dealings with it, maintain all assets other than those disposed of in the ordinary course of business in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner, and preserve its good will and ongoing business;

         (b) promptly advise Purchaser in writing of any change in its condition (financial or otherwise), properties, liabilities, operations or prospects which is or may reasonably be expected to be materially adverse to it;

         (c) not amend its charter or other organizational documents;

         (d) not acquire, by merger, consolidation, purchase of shares, stock or assets or otherwise, any corporation, partnership, association or other business organization or division thereof;

         (e) not alter its outstanding share capital or purchase or redeem any shares of its capital stock,

         (f) not issue or sell (or agree to issue or sell) any of its share capital or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

         (g) not incur any indebtedness for borrowed money (including through the issuance of debt securities) or vary the terms of any existing indebtedness without Purchaser's prior written consent;

         (h) not mortgage, pledge or subject to any Lien except for Permitted Exceptions, any of its properties;

         (i) not discharge or satisfy any material Lien or pay or satisfy any material obligation or Liability (fixed or contingent) or compromise, settle or otherwise adjust any material claim or litigation;

         (j) not acquire or dispose of any assets other than cash in connection with repayment of debt without the prior written consent of Purchaser;

         (k) not make any change in its accounting procedures or practices;

         (l) not grant to any officer, director, consultant or employee any increase or modification of compensation or benefits (except as required by law), or any severance or termination pay, or make any loan to or enter into any employment agreement or arrangement with any such person,

         (m) not adopt, enter into, amend in any material respect, announce any intention to adopt or terminate, any Plan or other employee benefit plan, program or arrangement;

         (n) not make an investment, any capital expenditure or otherwise acquire any asset (directly or indirectly) except for bananas and plantains without Purchaser's prior written consent; and

         (o) not agree to take any of the actions set forth in the foregoing subparagraphs (c) through (n).

         5.2 INSPECTIONS. During the period from the date of this Agreement to the Closing Date, Sellers and the TARGET Company shall permit Purchaser and its representatives full access to the books, records, facilities, properties, assets and operations of the TARGET Company as Purchaser shall reasonably deem necessary to verify matters set forth herein, as long as such access is conducted in a manner that minimizes disruption of the TARGET Company's business. Sellers shall arrange for Purchaser and its representatives to discuss with appropriate officers, employees and representatives of Sellers and the TARGET Company such matters related to the transactions provided for herein as Purchaser may reasonably request.

         5.3 REASONABLE EFFORTS. Purchaser and Sellers shall: (i) promptly make all applicable filings and thereafter make any other submissions required under all applicable laws with respect to the transactions contemplated by this Agreement and (ii) use their respective reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the preceding sentence, Purchaser shall, or shall cause the TARGET Company to, promptly remit to Sellers any amounts received by the TARGET Company following the Closing in respect of accounts receivable arising from operations of the TARGET Company prior to the Closing Date.

         5.4 PUBLICITY. Except as may be required by applicable law or any listing agreement with a national securities exchange (or similar agreement) in which case no consultaion or approval will be required, Purchaser, Sellers and the TARGET Company agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement without prior approval of the other parties hereto.

         5.5 REPRESENTATIONS AND WARRANTIES. Neither Sellers nor Purchaser will, or will allow any of their respective officers, directors, employees, agents or Subsidiaries to take any action that would cause any of the representations and warranties set forth herein not to be true and correct in all material respects at and as of the Closing Date.

         5.6 CONSENTS. Sellers and Purchaser shall cooperate in obtaining the consents identified on SCHEDULE 3.4.

         5.7 CERTAIN NOTIFICATIONS. At all times prior to the Closing Date, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure of any of the conditions contained in
Article VI to be satisfied.

         5.8 TAX INFORMATION AFTER THE CLOSING. After the Closing, Purchaser on one hand and Sellers on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes or potential liability of the TARGET Company for Taxes for all periods prior to or including the Closing Date and will preserve such information, records or documents until the later of (i) the expiration of any applicable statute of limitations or extensions thereof or (ii) seven years from the Closing Date.

         5.9 CONFIDENTIALITY. Purchaser and its representatives shall maintain confidential all information they receive during their due diligence (regardless whether conducted prior to or after the execution of the Agreement and except as may be required by applicable law or pursuant to an order of a Court of competent jurisdiction), and will not use such information for any purpose other than evaluating this transaction The obligation will remain in effect until the later of the Closing or three years from the date of termination of this Agreement. If this Agreement is terminated by Sellers or Purchaser, Purchaser and its representatives will return any and all documents, notes, papers, or any other document (or copies thereof) obtained by Purchaser or its representatives from Sellers or its representatives with respect to this Agreement no later than thirty (30) days after the termination of this Agreement.

         5.10 TERMINATION OF EMPLOYEES. In cooperation with Purchaser, at or prior to Closing, Sellers shall cause the TARGET Company to terminate all of its employees and Sellers shall be solely responsible for the payment of any salary or other benefits (including but not limited to severance) that may be due to such employees by contract or pursuant to applicable Belgian law and shall obtain a release of any claims that each employee may have against the TARGET Company in a form acceptable to Purchaser.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase the TARGET Shares at the Closing are subject to the satisfaction at or prior to the Closing Date of each of the following conditions (unless satisfaction of any such condition is expressly waived in a writing delivered to Sellers):

         (a) No Proceeding by any Person shall be threatened or pending which seeks to prohibit or declare illegal, or to obtain a material amount of damages arising from the transactions contemplated by this Agreement.

         (b) All governmental filings required to be made prior to the Closing Date with, and all governmental consents required to be obtained prior to the Closing Date from any Governmental Body in connection with the transactions contemplated by this Agreement shall have been made or obtained, and any required waiting period in connection therewith shall have elapsed.

         (c) Purchaser and Sellers shall have received all requisite Consents, approvals, waivers and agreements of third parties necessary to ensure that the transactions contemplated in this Agreement shall not violate any provision of any Contract or Judgment to which Sellers, the TARGET Company, or Purchaser is a party or by which any of them or their property may be bound, or which gives rise to any right to accelerate any material indebtedness of Sellers or Purchaser.

         (d) Purchaser shall have received the written opinions addressed to Purchaser and dated as of the Closing Date from counsel to Sellers in the form attached hereto as Schedule 6.1(d).

         (e) Purchaser shall have received from Sellers certificates, signed by an appropriate officer of Sellers, in the form attached hereto as Schedule 6.1(e).

         (f) The representations and warranties of Sellers contained in Sections 3.1(a), 3.1(d), 3.2, and 3.18 above shall be accurate in all material respects as of the Closing Date as though restated as of such date, and Sellers shall have complied in all material respects with the covenants contained in Sections
5.1 and 5.10 above.

         (g) Sellers shall have delivered to Purchaser (or its designee(s)) (i) duly completed and executed stock transfer powers for the transfer of the ownership of all of the TARGET Shares to Purchaser (or its designee(s)), together with the share register for the TARGET Company (ii) unconditional resignation letters, effective on the Closing Date, from all of the directors, officers, and the statutory auditor of the TARGET Company, (iii) a duly executed Banana Purchase Agreement, in a form substantially similar to the form attached hereto as Exhibit "A."

         (h) As of the Closing Date, except as set forth on SCHEDULE 6.1(h), there shall be no debt obligations outstanding between the Sellers and their respective Parents, Affiliates, or Subsidiaries, on the one hand, and the TARGET Company, on the other hand.

         (i) Notwithstanding anything else to the contrary herein, Sellers shall have delivered to Purchaser an executed general release, [******************************************************************************
*******************************************************************************
*******************************************************************************]

         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers to sell the TARGET Shares at the Closing are subject to the satisfaction at or prior to the Closing Date of each of the following conditions (unless satisfaction of any such condition is expressly waived in a writing delivered to Purchaser):

         (a) No Proceeding by any Person shall be pending which seeks to prohibit or declare illegal the transactions contemplated by this Agreement and no Law or Judgment shall be in effect having any such result.

         (b) All governmental filings required to be made prior to the Closing Date with, and all governmental consents required to be obtained prior to the Closing Date from, governmental and regulatory authorities in connection with the transactions contemplated by this Agreement shall have been made or obtained, and any required waiting period in connection therewith shall have elapsed.

         (c) Sellers shall have received from Purchaser a certificate, signed by an appropriate officer of Purchaser, in the form attached hereto as 6.2(c).

         (d) Purchaser shall have delivered to Sellers the Purchase Price as provided in Section 2.2.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY SELLERS.

         (a) From and after the Closing Date and subject to the provisions of this Article VII and Article VIII, Sellers agrees to pay and to indemnify fully, hold harmless and defend Purchaser, its Subsidiaries, and Affiliates (including the TARGET Company), and each of their respective agents, directors, officers, employees, shareholders, consultants, representatives, successors and assigns, from and against any and all claims and/or Liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "DAMAGES") arising out of relating to or based upon allegations of:

                  (i) any inaccuracy or breach of any representation or warranty of Sellers contained in Article III; or

                  (ii) any breach of any covenant or agreement of Sellers or the TARGET Company contained in this Agreement.

         (b) At Purchaser's option, Purchaser may, in accordance with the Offset Rules, offset any Damages due from Sellers to Purchaser against, and deduct them from, any amount due to Sellers or one of its Parents, Subsidiaries or Affiliates [***********************************]

         7.2 LIMITATION ON INDEMNIFICATION.

         (a) The indemnification obligation arising pursuant to Section 7.1(a) shall not be effective (i) except for any claim pursuant to said Section where the amount of Damages with respect to such claim is greater than or equal to [******************************************************************************
*******************************************************************************
*******************************************************************************
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***]

         (b) The indemnification obligations under Section 7.1(a) (other than those resulting from the inaccuracy or a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.12 and 3.18, which shall survive the Closing until the expiration of the statutes of limitation applicable to the matters addressed therein) shall terminate on the later of [******************************************************************************
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************************]

        7.3

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                                       29

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         (c)
        [**********************************************************************
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         (d)
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         (e)
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                                  ARTICLE VIII
                                  TAX MATTERS

        [***********************************************************************
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                                       30

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         8.2 CALCULATION OF INDEMNITY PAYMENTS. Sellers agree that, with respect to any payment or indemnity to or for the benefit of a Tax Indemnitee under this
Article VIII, Sellers' indemnity obligations shall include the payment of such amount, if any, as shall be necessary to hold any Tax Indemnitee harmless [*******************] from all Taxes required to be paid by such Tax Indemnitee with respect to such payment or indemnity (including any payments made pursuant to this Section 8.2) under any Law.

         8.3 TAX RETURNS.

         (a) (i) Sellers shall be responsible for the timely filing (taking into account any extensions received from the relevant Governmental Body) of all Tax Returns required by Law to be filed by the TARGET Company on or prior to the Closing Date, and (ii) such Tax Returns shall be true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable Laws. Such Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by an intervening change in Law.

         (b) Purchaser shall be responsible for the timely filing (taking into account any extensions received from the relevant Governmental Body) of all Tax Returns required by Law to be filed by the TARGET Company after the Closing Date.

         8.4 SURVIVAL. All obligations under this Article VIII shall survive the Closing hereunder and continue [***********] following the expiration of the statute of limitations on assessment of the relevant Tax. Notwithstanding the foregoing, any claim for indemnification shall survive such termination date if any party, prior to such termination date, shall have advised the other party in writing of facts that constitute or may give rise to an alleged claim for indemnification under this Article VIII (such claim, a "TAX CLAIM"), specifying in reasonable detail the basis under this Agreement for such claim.

         8.5 EXCLUSIVE REMEDY. Notwithstanding anything to the contrary in this Agreement, Tax Claims will be governed exclusively by this Article VIII.

         [*********************************************************************
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                                   ARTICLE IX
                                   TERMINATION

         9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by the written agreement of Purchaser and Sellers and, [*******************], by any party hereto in the event the Closing has not occurred prior to such date.

         9.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability to any party to this Agreement or any Affiliate, director, officer or representative of such party, except for liability arising from a willful breach of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 ENTIRE AGREEMENT. This Agreement, together with the schedules, attachments and exhibits hereto, constitutes the entire understanding among the parties hereto with respect to the subject matter contained herein and therein and supersede any other understandings and agreements among them respecting such subject matter.

         10.2 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

         10.3 NUMBER. Words of number may be read as singular or plural, as required by context.

         10.4 SCHEDULES. Each Schedule referred to herein is incorporated into this Agreement by such reference and is deemed a part of this Agreement.

         10.5 NOTICES. All notices, waivers and other communications under this Agreement shall be in writing and shall be effective upon actual delivery or refusal of delivery, to the following address:

         If to Purchaser to:

         [****************************
         *********************
         ******************
         ****************]

         If to Sellers to:

         [****************************
         *********************
         ******************
         ****************]

         Notices may be given by electronic facsimile device or receipted courier service; provided that for notice by electronic facsimile device to be effective, its receipt must be acknowledged with an electronic confirmation of receipt. Notice of any change in any such address shall also be given in the manner set forth above.

         10.6 WAIVER. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         10.7 FURTHER ACTIONS AND ASSURANCES. The parties shall execute and deliver such additional documents and shall cause such additional actions to be taken before, on, and after the Closing Date, as may be required or reasonably desirable further to effect or evidence the provisions of this Agreement and the transactions contemplated by this Agreement.

         10.8 SEVERABILITY. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof. Such provision and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable such provision and the remaining provisions hereof

         10.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument.

         10.10 ASSIGNMENT. Neither this Agreement nor any of the rights, obligations or duties hereunder may be assigned by any party without the prior written consent of the other parties, except that Purchaser may make such an assignment to any of its wholly owned subsidiaries without such consent, PROVIDED, HOWEVER, that, notwithstanding any such assignment, Purchaser shall remain obligated to perform its obligations under this Agreement and such assignment shall not result in any additional cost or obligation to Sellers.

         10.11 SUCCESSORS AND ASSIGNS. This Agreement binds, inures to the benefit of, and is enforceable by and against the successors and permitted assigns of the parties hereto.

         10.12 FEES AND COSTS. Purchaser and Sellers shall each bear their own costs and expenses, including, without limitation, legal and consulting fees, for conducting due diligence and drafting and negotiating this Agreement.

         10.13 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of Florida, without giving effect to principles of conflicts of law thereof.

         10.14 NO PARTY DEEMED DRAFTER. In the event of a legal controversy concerning this Agreement and its interpretation, Purchaser and Sellers have had the opportunity for full representation by legal counsel and no party shall be deemed to be the drafter of this Agreement.

         10.15 REMEDIES CUMULATIVE. Any of the remedies available to a party in respect of a default by any other party hereunder shall be cumulative and not exclusive, and the non-defaulting party may pursue one or more of such remedies at such time or times as such non-defaulting party may elect.

         10.16 AMENDMENTS. This Agreement may be amended or supplemented only by a written instrument duly executed by all of the parties hereto.

         10.17 NO THIRD-PARTY RIGHTS. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than Purchaser and Sellers any right, remedy or claim under, or by reason of, this Agreement.

         10.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Sellers and the TARGET Company hereby irrevocably appoint CT Corporation System with an office on the date hereof at 1200 South Pine Island Road, Plantation, Florida 33324 and its successors as agent upon which process may be served in any action arising out of or based upon this Agreement which may be instituted in any state or Federal court in Miami-Dade County, Florida. Sellers Purchaser and the TARGET Company agree that all judicial actions or proceedings with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in Miami-Dade County, Florida, United States of America and, by execution and delivery of this Agreement, accept and submit to, for themselves and in connection with their properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts in any such action or proceeding and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Sellers Purchaser and the TARGET Company each irrevocably agree that all process in any such proceedings in any such court may be effected by serving such process, in accordance with Florida law, on CT Corporation, at the address specified above, or to the TARGET Company and Sellers at their addresses set forth in Section 10.5 or to the TARGET Company and the Sellers at such other address of which Purchaser shall have been notified pursuant thereto, such service being hereby acknowledged by Sellers and the TARGET Company to be effective and binding service in every respect. Each of Sellers and the TARGET Company irrevocably waives, to the fullest extent it may effectively do so, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens or any right of jurisdiction on account of the place of residence or domicile which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nohing herein shall affect the right to serve process in any other manner permitted by law. To the extent that Sellers Purchaser or the TARGET Company have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Sellers Purchaser and the TARGET Company to the extent permitted by law hereby irrevocably waive such immunity with respect of their respective obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this section shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable for purposes of such Act. A final judgment in any action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         10.19 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         10.20 NO PUNITIVE DAMAGES. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates for any punitive damages.

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                            [Execution page follows]

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                    [**************************]


                                    By:  ____________________________
                                    Name: [**************]
                                    Title: [***************************]

                                    By: [******************************]

                                    By: _____________________________
                                    Name:

                                    Title:

                                    [*********************]


                                    By: _____________________________
                                    Name: [************]
                                    Title: [********]

                                    [*************]


                                    By: _____________________________
                                    Name: [**************]
                                    Title: [**********]

                                  SCHEDULE 1.1

         The Target Company has the following credit facility with the Rabobank International, Antwerp branch (the "Bank"):

         [*********************************************************************
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         [*********************************************************************
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


         SCHEDULE 3.1.d. LIST OF ALL THE AUTHORIZED, ISSUED AND OUTSTANDING SHARES OF THE CAPITAL STOCK OF THE TARGET COMPANY.

         [******************************]

                     SCHEDULE 3.2.a. LIST OF PLEDGED SHARES

         The following number of shares are pledged:

         [*********************************************************************
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




                                 SCHEDULE 3.3(b)

                                  SCHEDULE 3.4

         The sale of [***] may in certain cases constitute a termination without Cause under the Commission Brokers Agreement. However, the parties intend to terminate the Commission Brokers Agreement at Closing.

                                  SCHEDULE 3.6

         (b)      None

         (c)      None

                                  SCHEDULE 3.8

                               MATERIAL CONTRACTS

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



                                 SCHEDULE 3.9

                           LACK OF LEGAL COMPLIANCE

         (a)      None

         (b)      None

                                 SCHEDULE 3.13



         Employment contract with Banana Marketing Belgium NV [****]

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


                                SCHEDULE 3.14(a)

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


                                  SCHEDULE 3.16

1. Banana Marketing Belgium N.V. has the following bank accounts with the following banks:

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2.       Banana Marketing Belgium N.V. has the following facilities:

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




                                 SCHEDULE 6.1(d)

                                 Legal Opinions

                                 SCHEDULE 6.1(e)

                              Sellers' certificates

                                 SCHEDULE 6.1(h)

Obligations to [*************************************] under the [*******]
Agreement referred to in Schedule 3.14(a), relating to [******] shipments.

                                 SCHEDULE 6.2(c)

                             Purchaser's Certificate